UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2016

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 25, 2016, the Board of Directors (the “Board”) of Centene Corporation (the “Company”) adopted an amendment (the “Amendment”) to the Company's By-Laws (as amended and restated, the “By-Laws”) to provide that in an uncontested election of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected at such meeting), members of the Board will be elected by a majority of the votes cast with respect to that director, rather than by plurality voting. Plurality voting is retained for contested elections. The Amendment took effect upon adoption by the Board.
Under the Company’s Corporate Governance Guidelines, any director nominee who receives a greater number of votes “against” his or her election than “for” votes, must tender his or her resignation promptly following certification of the stockholder vote. The Nominating and Governance Committee is required to make a recommendation to the Board with respect to any such tendered resignation. The Board will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including an explanation of its decision.
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
See Exhibit Index.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	October 27, 2016	By:	/s/ Jeffrey A. Schwaneke
Jeffrey A. Schwaneke Executive Vice President & Chief Financial Officer

Exhibit Number	Description
3.1	By-Laws of the Company, as amended and restated effective as of October 25, 2016.
3.2	Article II, Section 6 and Article III, Section 1 of the By-laws of Centene Corporation, as amended and restated effective as of October 25, 2016, marked to show changes from prior By-law provisions.